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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated April 11, 1995 and to all references to our Firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 19,1995
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report on the financial statements of Extension Technology Corporation dated December 19, 1994 included in Microcom, Inc.'s Form 8-K and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 19, 1995